UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park 998 San Roberto Street
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 28, 2004, the Board of Directors (the “Board”) of Oriental Financial Group Inc. (the “Company”) appointed José Gil de la Madrid, C.P.A., former managing partner of the accounting firm KPMG LLP in Puerto Rico, as a new director.

     There is no arrangement or understanding between Mr. Gil de la Madrid and any other persons pursuant to which he was appointed as a director. It is expected that Mr. Gil de la Madrid will be appointed to the Audit Committee of the Board.

     There has been no transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be made a party, in which the amount involved exceeds $60,000 and in which Mr. Gil de la Madrid or any member of his immediate family had or will have a direct or indirect material interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date:	December 31, 2004	By:	/s/ Carlos O. Souffront

Carlos O. Souffront Secretary of the Board of Directors